UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 31, 2005

AFC Enterprises, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Minnesota

(State or Other Jurisdiction of Incorporation)

000-32369	58-2016606

(Commission File Number)	(IRS Employer Identification No.)

5555 Glenridge Connector, NE, Suite 300, Atlanta, Georgia	30342

(Address of Principal Executive Offices)	(Zip Code)
(404) 459-4450

(Registrant’s Telephone Number, Including Area Code)
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
     On August 31, 2005, AFC Enterprises, Inc. (the “Company”) entered into (1) an amended and restated employment agreement with Kenneth L. Keymer, the Company’s recently appointed Chief Executive Officer, (2) an amended and restated employment agreement with Mr. Frank J. Belatti, the Company’s Chairman of the Board and (3) an employment agreement with Mr. Harold M. Cohen, the Company’s recently appointed Senior Vice President—Legal Affairs, General Counsel and Secretary.
     The appointment of Mr. Keymer and the expected terms of his employment arrangement pursuant to a term sheet dated June 3, 2005 were previously disclosed in the Company’s Current Report on Form 8-K filed on June 6, 2005. The amended and restated employment agreement reflects the change in his employment, duties and title from President of Popeyes to Chief Executive Officer of the Company and provides for an initial base salary of $500,000 plus a $15,000 flex perk bonus. The term of the employment agreement is for two years and four months commencing on September 1, 2005 and ending on December 30, 2007 with an automatic extension for successive one-year periods following the expiration of each term, unless the Company or Mr. Keymer provide written notice of non-extension to the other at least thirty days prior to the expiration of the term of the agreement. The amended and restated employment agreement provides for a potential annual bonus of up to $500,000 with the increase in incentive pay for the 2005 fiscal year being pro-rated for the period between September 1, 2005 and December 30, 2005. Pursuant to the amended and restated employment agreement, Mr. Keymer was granted 50,000 options to purchase the Company’s common stock on September 1, 2005 that will vest over four years with the option price to be the fair market value on the date of the grant. The vesting schedule for Mr. Keymer’s outstanding, unvested restricted stock grants was revised by the agreement to provide for vesting over three years rather than vesting over four years. In the event of a termination without cause, Mr. Keymer will be entitled to receive an amount equal to one times his annual base salary, one times his target incentive bonus for the year in which the termination occurs, an additional prorated portion of his bonus for the year of termination and reimbursement for COBRA expenses for a period of the earlier of 18 months or Mr. Keymer’s receiving comparable benefits from a new employer. If there is a change in control (as defined in the employment agreement) and within one year of the change in control, Mr. Keymer’s employment is terminated without cause, or there is a material diminution of or change in Mr. Keymer’s responsibilities, duties or title, or there is a material reduction or change in pay and benefits that is not part of a reduction in pay and benefits that applies to all executive officers of the Company, Mr. Keymer may terminate his employment and receive the same severance he would have received upon a termination without cause. The agreement also contains covenants regarding confidentiality and non-competition and dispute resolution clauses. A copy of Mr. Keymer’s amended and restated employment agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.
     In connection with Mr. Belatti’s resignation as Chief Executive Officer, which was previously disclosed in the Company’s Current Report on Form 8-K filed on June 6, 2005, Mr. Belatti’s former employment agreement dated as of December 8, 2000 was terminated. Mr. Belatti’s amended and restated employment agreement provides for the terms of Mr. Belatti’s employment as Chairman of the Board. The agreement is for a term of one year ending on August 31, 2006, at which time the agreement will be automatically extended for an additional period terminating on the date of the Company’s 2007 Annual Meeting, unless the Company or Mr. Belatti provide written notice of non-extension to the other at least thirty days prior to the expiration of the term of the agreement or the agreement is otherwise terminated pursuant to the agreement. The agreement provides for (1) the payment of Mr. Belatti’s severance package under the former agreement (other than the acceleration of his unvested options), (2) a base salary of $150,000, (3) health and welfare benefits under the Company’s regular and ongoing plans, (4) reimbursement of expenses for office and support services up to $50,000 per year, and (5) a tax gross up if Mr. Belatti is obligated to pay certain excise taxes under the tax code. The agreement provides that in the event of a termination without cause or if Mr. Belatti is not re-elected to the Board at the Annual Meeting during the term of the agreement, that the Company will pay to Mr. Belatti his full annual base salary for the year of termination ($150,000) less any amount of such base salary that has been previously paid to him and that the vesting of his unvested stock options will accelerate. The agreement also contains covenants regarding confidentiality and non-competition and dispute resolution clauses. A copy of Mr. Belatti’s amended and restated employment agreement is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.
     Mr. Cohen’s employment agreement provides for the terms of Mr. Cohen’s employment as Senior Vice President—Legal Affairs, General Counsel and Secretary. The employment provides for an initial base salary of $220,000 plus a $15,000 flex perk bonus. The term of the employment agreement is for one year commencing on September 1, 2005 and ending on December 25, 2005 with an automatic extension for successive one-year periods following the expiration of each term, unless the Company or Mr. Cohen provide written notice of non-extension to the other at least thirty days prior to the expiration of the term of the agreement. The amended and restated employment agreement provides for a potential annual bonus of up to $110,000. In the event of a termination without cause, Mr. Cohen will be entitled to receive an amount equal to one times his annual base salary, one times his target incentive bonus for the year in which the termination occurs and the immediate vesting of any unvested rights of under any stock options or other equity incentive programs. If there is a change in control (as defined in the employment agreement) and within one year of the change in control, Mr. Cohen’s employment is terminated without cause, or there is a material diminution of or change in Mr. Cohen’s responsibilities, duties or title, Mr. Cohen may terminate his employment and receive the same severance he would have received upon a termination without cause. The agreement also contains covenants regarding confidentiality and non-competition and dispute resolution clauses. A copy of Mr. Cohen’s employment agreement is attached to this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference. On September 6, 2005, the Company issued a press release announcing the appointment of Mr. Cohen as Senior Vice President—Legal Affairs, General Counsel and Secretary. A copy of the Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement.
     On September 1, 2005, Mr. Belatti resigned from his position as Chief Executive Officer of the Company. Mr. Belatti’s resignation terminated the prior employment agreement between the Company and Mr. Belatti as described in Section 1.01 above. Mr. Belatti remains an employee of the Company as Chairman of the Company’s Board of Directors pursuant to the terms of an Amended and Restated Employment Agreement as described in Section 1.01 above. The description of Mr. Belatti’s resignation and the Amended and Restated Employment Agreement provided in Section 1.01 above are incorporated by reference into this Section 1.02.

     As a result of the termination of Mr. Belatti’s employment, Mr. Belatti will receive (i) a payment equal to two times Mr. Belatti’s base salary and two times Mr. Belatti’s target incentive pay for the 2005 fiscal year as severance payments, totaling approximately $2.5 million and (ii) a payment to discharge certain health and welfare benefits under Mr. Belatti’s former employment agreement, totaling approximately $20,000. In addition, Mr. Belatti will remain eligible to receive his 2005 incentive pay to be paid at the same time as target incentive pay is paid to other senior executive officers of the Company. Mr. Belatti’s former employment agreement was filed as Exhibit 10.59 to the Company’s Registration Statement on Form S-1/A (Registration No. 333-52608) on January 22, 2001, the first amendment to Mr. Belatti’s former employment agreement was filed as Exhibit10.69 to the Company’s Registration Statement on Form S-1/A (Registration No. 333-52608 on February 9, 2001, and the second amendment to Mr. Belatti’s former employment agreement was filed as Exhibit 10.74 to the Company’s Registration Statement on Form S-1 (Registration No. 333-73182) on November 13, 2001, and each is incorporated herein by reference.
Section 9—Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

10.1	Amended and Restated Employment Agreement between the Company and Mr. Kenneth L. Keymer.

10.2	Amended and Restated Employment Agreement between the Company and Mr. Frank J. Belatti.

10.3	Employment Agreement between the Company and Mr. Harold M. Cohen.

99.1	Press Release dated September 6, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFC Enterprises, Inc.
Date: September 7, 2005	By:	/s/ Kenneth L. Keymer
Kenneth L. Keymer
Chief Executive Officer